UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

59-1562976	98-0357772
I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

1.625% Senior Notes due 2021	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-202619 and 333-202619-01

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Carnival Corporation & plc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated February 15, 2016 (the “Prospectus Supplement”) to a prospectus dated March 9, 2015 contained in the Company’s effective Registration Statement on Form S-3 (Registration Nos. 333-202619 and 333-202619-01) (the “Registration Statement”), which Registration Statement was filed with the Commission on March 9, 2015 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Material Panamanian Tax, U.S. Federal Income Tax, U.K. Withholding Tax and E.U. Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities of Carnival Corporation” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 6, 2015, by and among Carnival Corporation, Carnival plc and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 6, 2015 and filed with the Commission on November 6, 2015).

4.2	Second Supplemental Indenture, dated as of February 22, 2016, by and among Carnival Corporation, Carnival plc and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 22, 2016 and filed with the Commission on February 22, 2016).

4.3	Form of 1.625% Note due 2021 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated February 22, 2016 and filed with the Commission on February 22, 2016).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carnival Corporation		Carnival plc

By:	/s/ Arnaldo Perez	By:	/s/ Arnaldo Perez
Name:	Arnaldo Perez	Name:	Arnaldo Perez
Title:	General Counsel & Secretary	Title:	General Counsel & Company Secretary

Date:	February 22, 2016	Date:	February 22, 2016